AMENDMENT ONE TO FUND PARTICIPATION AGREEMENT
Effective October 1, 2006

You (the åCompanyæ) entered into a Fund Participation Agreement (the åAgreementæ), with FAM Variable Series Funds, Inc. (formerly, Merrill Lynch Variable Series Funds, Inc.), Merrill Lynch Investment Managers, L.P. (åMLIMæ) and FAM Distributors, Inc. (åFAMDæ) regarding purchases of shares in one more of the Portfolios on behalf of segregated accounts to fund certain variable life insurance policies and/or variable annuity contacts funded or to be funded through one or more of the accounts. The parties to the Agreement hereby agree that effective upon the closing of the Transaction, the Agreement is hereby amended to add the following:

Company

All parties agree to add Sun Life Insurance and Annuity Company of New York as a party to the Agreement. The references to Company include Sun Life Assurance Company of Canada (U.S.)

MLIM
The Company agrees all provisions relating to and responsibilities of MLIM will hereby be assigned to BlackRock Advisors, LLC.

Fund
The name åFAM Variable Series Funds, Inc.æ will change to åBlackRock Variable Series Funds, Inc.,æ and åFundæ shall mean åBlackRock Variable Series Funds, Inc.æ

Underwriter
BlackRock Distributors, Inc., a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and a member in good standing of The National Association of Securities Dealers, Inc., will act as principal underwriter of the shares of the Fund under the Agreement.

Schedule A

Schedule A is deleted and replaced with the following:

Schedule A

Separate Accounts of Sun Life Assurance Company of Canada (U.S.)Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Sun Life of Canada (U.S.) Separate Account G, established July 25, 1996
Sun Life (N.Y.) Separate Account J, established July 12, 2006

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:    By:___________________________
For the President    For the Secretary
Name: John E. Coleman    Name: Susan Lazzo
Title: Vice President    Title: Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:    By:___________________________
For the President    For the Secretary
Name: John E. Coleman    Name: Susan Lazzo
Title: Vice President    Title: Senior Counsel

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:
Name: Donald Burke
Title: Treasurer

BLACKROCK DISTRIBUTORS, INC.
By: ______________________________________
Name: Bruno DiStefano
Title: Vice President

BLACKROCK ADVISORS, LLC

By:______________________________________
Name: Anne Ackerley
Title: Managing Director

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